THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

                            FRISBY TECHNOLOGIES, INC.
                             STOCK PURCHASE WARRANT

         This Stock Purchase Warrant is issued as of this 23rd day of January, 2002 (effective as of January 10, 2002), by Frisby Technologies, Inc., a Delaware corporation (the "Company"), to Bluwat AG or permitted assigns (the "Holder ").

         1.       Issuance of Warrant; Term; Price.

                  1.1 Issuance. The Company hereby grants to Holder the right to purchase 347,222 shares of the Company's common stock, par value $.001 ("Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares."

                  1.2 Term. This Warrant shall be exercisable at any time and from time to time in whole or in part from the date hereof until 5:00 p.m. Winston-Salem, North Carolina time on January 9, 2007.

                  1.3 Exercise Price. The exercise price (the "Purchase Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $1.44, subject to adjustment as provided herein.

         2. Adjustment of Purchase Price, Number and Kind of Shares. The Purchase Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows.

                  2.1 Adjustment for Issue or Sale at Less than Purchase Price. If and whenever on or after the date of issuance hereof the Company shall issue or sell any "Additional Shares" (as defined below) for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issuance or sale

(the "Triggering Transaction"), the Purchase Price shall be reduced to the Purchase Price (calculated to the nearest cent) determined by dividing:

                  (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such Triggering Transaction (on a Common Stock equivalent basis) multiplied by the Purchase Price then in effect and (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by

                  (ii) the total number of shares of Common Stock outstanding (on a Common Stock equivalent basis) immediately after such Triggering Transaction.

                  When any adjustment is required to be made in the Purchase Price, the number of Shares purchasable upon the exercise of this Warrant (inclusive of any Shares theretofore purchased upon exercise of this Warrant) shall be changed to the number determined by dividing $500,000 by the Purchase Price in effect immediately after such adjustment as determined pursuant to this
Section 2.1; provided that in no event shall the number of Shares purchasable upon the exercise of this Warrant exceed 19.9% of the outstanding shares of Common Stock on the effective date of such Warrant, as adjusted, if at all pursuant to Section 2.4.

                  The term "Additional Shares" as used herein shall mean all shares of Common Stock issued by the Company after the date of issuance hereof, whether or not subsequently reacquired or retired by the Company, other than:
(a) pursuant to a stock split, reverse stock split, stock dividend or reclassification or similar organic change involving the Company's capital stock; (b) pursuant to the exercise of outstanding options or warrants; and (c) to employees, officers, directors, consultants or other persons performing services for or on behalf of the Company, in each case to the extent issued solely in its status as such and not as part of an offering of the Company's securities, pursuant to any stock option plan, stock purchase plan, management incentive plan, consulting agreement or other contract or arrangement approved by the Company's Board of Directors.

                  2.2 Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company that the Holder would have received if the Holder had been the holder of record of Shares on the record date for such dividend or distribution (if any) and otherwise on the date of such dividend or distribution.

                  2.3 Reclassification or Reorganization Adjustment. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, then and in each such case the Company shall give the Holder at least fifteen (15) days notice of the proposed effective date of such transaction, and the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the Common Stock and other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto. By accepting this Warrant, the Holder expressly acknowledges and agrees that failure by the Company to give, or any defect in, the notice required by this subsection 2.3 of
Section 2 shall not affect the validity, legality or effectiveness of the reclassification, change or reorganization.

                  2.4 Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

                  2.5 Most Favored Nation. If, after the date hereof, the Company issues any equity securities with rights and preferences superior to, or more favorable than, those attributed to the Common Stock ("Senior Stock"), then: (i) to the extent the Holder is then entitled to receive shares of Common Stock upon exercise of the Warrant, the Holder shall instead be entitled to receive shares of the Senior Stock issued in the round of equity financing most recent to the exercise of the Warrant, conditional on the Holder becoming a party to all related transaction documents entered into by investors in such round of equity financing; and (ii) all references to "Common Stock," other than the references in Section 2.1, shall thereafter be deemed references to "Senior Stock."

         3. No Fractional Shares. No fractional Share will be issued in connection with any exercise of this Warrant. In lieu of any fractional Share that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined pursuant to Section 7.3 hereof.

         4. No Stockholder Rights. This Warrant as such shall not entitle the Holder to vote, receive cash dividends or to any of the other rights of a stockholder of the Company until the Holder has exercised this Warrant in accordance with Section 6 or Section 7 hereof.

         5. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will use its best efforts to reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Shares upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

         6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Purchase Price for the Shares purchased thereby. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise with payment in full as provided above, and the person or entity entitled to receive the Shares and other securities issuable upon such exercise, if any, shall be treated for all purposes as the holder of record of such Shares and other securities, if any, as of the close of business on such date. As promptly as reasonably practicable, the Company shall issue and deliver to the Holder a certificate or certificates for the number of full Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share as provided above. The Shares issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable.

         7.       Net Issue Election.

                  7.1 Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the "Conversion Right") into Shares as provided in this Section 7. Upon exercise of the Conversion Right with respect to a particular number of Shares (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of Shares equal to the quotient obtained by dividing (x) the result obtained by subtracting (A) the aggregate Purchase Price for the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares on the Conversion Date (as defined in Section 7.2) by
(y) the fair market value of one share of Common Stock on the Conversion Date. No fractional Share shall be issuable upon exercise of the Conversion Right, and if the number of Shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional Share on the Conversion Date.

                  7.2 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement in a form reasonably acceptable to the Company specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares. Such conversion shall be effective upon such surrender of this Warrant with such written statement (the "Conversion Date"). Certificates for the Shares issuable upon exercise of the Conversion Right (or any other securities deliverable in addition to or in lieu thereof under Section 2) shall be issued as of the Conversion Date and shall be delivered to the Holder as soon as reasonably practicable following the Conversion Date.

                  7.3 Determination of Fair Market Value. For purposes of this Section 7, fair market value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the average of the closing sales prices of the Common Stock on the principal securities exchange on which the Common Stock may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day the Common Stock is not so listed, the average of the last sale prices quoted in the NASDAQ System, or if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five (5) consecutive trading days beginning with the last trading day prior to the Determination Date. If, at any time during such five day trading period, the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "fair market value" of a share of Common Stock as of the Determination Date shall be the fair value thereof as determined in good faith by the Company's Board of Directors.

         8. Certificate of Adjustment. Whenever the Purchase Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly upon the request of the Holder, deliver to the Holder a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

         9. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         10. Dividends and Distributions. For so long as any part of this Warrant remains outstanding and unexercised, the Company will, upon the declaration of a cash dividend upon its Common Stock or other cash distribution to the Holders of its Common Stock and at least ten (10) days prior to the record date, notify the Holder hereof of such declaration, which notice will contain, at a minimum, the following information: (i) the date of the declaration of the dividend or distribution, (ii) the amount of such dividend or distribution, (iii) the record date of such dividend or distribution, and (iv) the payment date or distribution date of such dividend or distribution. By accepting this Warrant, the Holder expressly acknowledges and agrees that failure by the Company to give, or any defect in, the notice required by this
Section 10 shall not affect the validity, legality, or effectiveness of the dividend.

         11. Miscellaneous. This Warrant shall be governed by the laws of the State of North Carolina without regard to the principles of conflicts of laws. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications hereunder from the Company to the Holder shall be deemed given: (i) when delivered personally; (ii) on the next business day after deposit with a nationally-recognized overnight courier with charges prepaid; or (iii) three (3) days after sent by United States First Class Mail, postage prepaid, in each case to the address of Holder set forth on the signature page hereof or hereafter furnished to the Company in writing by the Holder.

         12. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any taxes based on the income, revenue or capital gains of a Holder or any transfer taxes payable as a result of a transfer of this Warrant or any Shares that is otherwise permitted hereunder) that may be imposed in respect of the issuance or delivery of the Shares or any portion thereof.

         13. Amendment. Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 13 shall be binding upon the Holder, each future holder of this Warrant, and the Company.

         14. Remedies. In the event of any default or threatened default by the Company in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and will not be adequate for the Holder and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         15.      Investment Representations.

                  (i) By its acceptance hereof, the Holder hereby represents that (a) this Warrant is, and the Shares will be, acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof; and (b) it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to the Warrant or the Shares.

                  (ii) The Holder understands that this Warrant and the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), on the grounds that the issuance of the Warrant and the Shares are exempt from registration under the 1933 Act, and that the Company's reliance on such exemption is predicated in part upon the Holder's representations and warranties set forth herein.

                  (iii) The Holder represents that it is an accredited investor, as defined under Regulation D of the 1933 Act, as amended, experienced in evaluating companies such as the Company, is able to fend for itself in the transactions contemplated by this Warrant, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks of its investments. The Holder further represents that it has had the opportunity to consult with its own legal counsel with respect hereto, and has had access, during the course of the transactions and prior to the issuance of this Warrant, to all such information as it deemed necessary or appropriate and that it has had, during the course of the transactions and prior to the issuance of this Warrant, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

                  (iv) The Holder understands that the Warrant and the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom and that, in the absence of an effective registration statement covering the Warrant (or the Shares) or an available exemption from registration under the 1933 Act, the Warrant and the Shares must be held indefinitely. In particular, the Holder is aware that the Warrant and the

Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met.

                  (v) The Holder represents and covenants that it will sell, transfer or otherwise dispose of the Warrant or the Shares only (i) in a manner consistent with its representations set forth herein and in compliance with all applicable laws and (ii) following delivery to the Company of an opinion of counsel satisfactory in form and substance to the Company to the effect that such sale, transfer or disposition does not violate the 1933 Act or applicable state securities laws.

                  (vi) The Holder understands that each certificate or instrument representing the Warrant or the Shares will be endorsed with restrictive legends similar to that set forth on the first page hereof.

            (The remainder of this page is intentionally left blank.)

         IN WITNESS WHEREOF, the undersigned officer of the Company has set his hands as of the date first above written.

                                 FRISBY TECHNOLOGIES, INC.
                                 3195 Centre Park Boulevard
                                 Winston-Salem, North Carolina  27107



                                 By: /s/ Gregory S. Frisby
                                     -------------------------------------------
                                      Gregory S. Frisby, Chief Executive Officer

Accepted and Agreed:

BLUWAT AG
Bundesstrasse 7
CH - 6304 Zug
SWITZERLAND



By: /s/ Margreth Schuler
   ------------------------------
        Margreth Schuler
        Director


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